Exhibit 10.21

CONVERTIBLE PROMISSORY NOTE

NEITHER THIS NOTE, NOR THE COMMON STOCK THIS NOTE IS CONVERTIBLE INTO, HAS, AS OF THE ISSUANCE DATE, BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS NOTE MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

ELECTROMEDICAL TECHNOLOGIES, INC.

A Delaware Corporation

Convertible Promissory Note

Dated: December 11, 2019 (“Issuance Date”)

For value received, Electromedical Technologies, Inc., a Delaware corporation, (the “Company”), hereby promises to pay to Luis Michael Lu (together with his respective successors, representatives, transferees and permitted assigns, (collectively, the “Holder”), fifty thousand dollars ($50,000.00) (the “Principal Amount”). No interest accrues on the Principal Amount. Unless earlier converted into Conversion Shares (as defined below), the principal of this Note will be due and payable by the Company at any time on or after May 31, 2020 (“Maturity Date”) at the Company's election or upon demand by the Holder.

All payments under or pursuant to this Convertible Promissory Note refer to and shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder first set forth above or at such other place as the Holder may designate from time to time in writing to the Company or by wire transfer of funds to the Holder’s account, instructions for which are attached hereto as Exhibit A.

_____________________________________

RECITALS

Company is a corporation formed and operating in good standing under the laws of the State of Delaware. Company’s common stock is listed on the OTC Markets listing service under the trading symbol “ELCQ.” On November 12, 2019, Company filed a Form S-1 registration (the “registration”) with the U.S. Securities and Exchange Commission (“SEC”). As part of the registration, Company will make a direct offering of ten million (10,000,000) shares of registered common stock. As of the issuance date, the registration statement is not effective, and is subject to review, approval and the issuance of a notice of effectiveness from the SEC. After filing the registration statement, Company received communication from the SEC that it would review and issue comments to Company regarding the registration statement. As of the issuance date of this convertible promissory note, Company’s registration statement is not effective.

ARTICLE I

PAYMENT

Section 1.1        Payment. All payments will be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the Holder may from time to time designate in writing to the Company. Prepayment of the principal amount may not be made without the written consent of the Holder, except in the event of a Corporate Transaction (as set forth in Section 3.2(d).

ARTICLE II

SECURITY

Section 2.1        Security. This Convertible Note is a general unsecured obligation of the Company.

ARTICLE III

CONVERSION

Section 3.1        Conversion. This Convertible Promissory Note will be convertible into Equity Securities pursuant to the following terms.

Section 3.2        Definitions.

(a)       "Common Stock" means the Company's common stock, par value US $0.0001 per share.

(b)      "Conversion Shares," for purposes of determining the type of Equity Securities issuable upon conversion of this Convertible Promissory Note, means:

(i)        with respect to a conversion pursuant to Section 3.2, (a) shares of the Equity Securities eligible to be sold in the direct offering of Company pursuant to its pending registration statement with the SEC; or (B) in the event that Company’s registration statement is not made effective by the SEC, shares of unregistered restricted common stock;

(c)      "Conversion Price," means seventy-one cents ($0.71) per share.

(d)      "Corporate Transaction" means:

(i)        the closing of the sale, transfer or other disposition, in a single transaction or series of related transactions, of all or substantially all of the Company's assets;

(ii)       the consummation of a merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold a majority of the outstanding voting securities of the capital stock of the Company or the surviving or acquiring entity immediately following the consummation of such transaction); or

(iii)      the closing of the transfer (whether by merger, consolidation or otherwise), in a single transaction or series of related transactions, to a "person" or "group" (within the meaning of Section 13(d) and Section 14(d) of the Exchange Act), of the Company's capital stock if, after such closing, such person or group would become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the outstanding voting securities of the Company (or the surviving or acquiring entity).

For the avoidance of doubt, a transaction will not constitute a "Corporate Transaction" if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately prior to such transaction. Notwithstanding the foregoing, the sale of Equity Securities in a bona fide financing transaction will not be deemed a "Corporate Transaction."

(e)       "Exchange Act" means the Securities Exchange Act of 1934, as amended.

Section 3.3        Corporate Transaction Conversion. In the event of a Corporate Transaction prior to the conversion of this Note pursuant to Section 3.2 or the repayment of this Note, at the closing of such Corporate Transaction, the Holder may elect that either: (a) the Company will pay the Holder an amount equal to the sum of the outstanding principal balance of this Note; or (b) this Note will convert into that number of Conversion Shares equal to the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance by (y) the applicable Conversion Price.

Section 3.4        Maturity Conversion. At any time on or after the Maturity Date, at the election of the Holder, this Note will convert into that number of Conversion Shares equal to the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance of this Note on the date of such conversion by (y) the Conversion Price.

Section 3.5        Pre-Maturity Conversion. At any time after the issuance date, at the election of the Holder, this Convertible Promissory Note will convert into that number of Conversion Shares equal to the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance of this Note on the date of such conversion by (y) the Conversion Price.

(a)      In the event Holder elects a Pre-Maturity Conversion, and Company’s registration statement has not been made effective by the SEC, Holder shall receive Company’s restricted common stock in an amount equal to that number of Conversion Shares equal to the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance of this Note on the date of such conversion by (y) the Conversion Price.

Section 3.6        Mechanics of Conversion.  Holder shall deliver to Company a copy of this Note and a Notice of Election to Convert in the form attached hereto as Exhibit B.

(a)       Certificates. As promptly as practicable after the conversion of this Note and the issuance of the Conversion Shares, the Company (at its expense) will issue and deliver a certificate or certificates evidencing the Conversion Shares (if certificated) to the Holder, or if the Conversion Shares are not certificated, will deliver a true and correct copy of the Company's share register reflecting the Conversion Shares held by the Holder. The Company will not be required to issue or deliver the Conversion Shares until the Holder has surrendered this Note to the Company (or provided an instrument of cancellation or affidavit of loss).

(b)       Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note.

(c)       No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company under this Note, but will at all times in good faith, assist in the carrying out of all the provisions of this Note, and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Holder against impairment.

(d)      Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Company shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

(e)       Reservation of Common Stock. The Company shall at all times when this Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note.

(f)       The Company shall, from time to time in accordance with Delaware corporate law, increase the authorized number of shares of Common Stock if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Company’s obligations under this Note.

(g)      No Rights as Shareholder. Nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any other rights as a shareholder of the Company.

ARTICLE IV

REPRESENTATIONS OF THE COMPANY

Representations and Warranties of the Company. In connection with the transactions contemplated by this Note, the Company hereby represents and warrants to the Holder as follows:

Section 4.1       Due Organization; Qualification and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or to be in good standing would have a material adverse effect on the Company.

Section 4.2        Authorization and Enforceability. Except for the authorization and issuance of the Conversion Shares, all corporate action has been taken on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Note. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Note valid and enforceable in accordance with its terms.

Section 4.3        Company provided Holder with full access to all information about Company Holder requested and considered necessary or appropriate to make an informed investment decision with respect to the Convertible Promissory Note, and the Conversion Shares which may be acquired by Holder as a result of this Convertible Promissory Note, including reference to all SEC filings made by Company and its audited financial statements and risk factors in its registration statement. Company further answered all questions of Holder, and provided additional information necessary to verify any information furnished to Holder or to which Holder had access.

ARTICLE V

REPRESENTATIONS OF THE HOLDER

Representations and Warranties of the Holder. In connection with the transactions contemplated by this Note, the Holder hereby represents and warrants to the Company as follows:

Section 5.1        Authorization. The Holder has full power and authority (and, if an individual, the capacity) to enter into this Note and to perform all obligations required to be performed by it hereunder. This Note, when executed and delivered by the Holder, will constitute the Holder's valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors' rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

Section 5.2        Purchase Entirely for Own Account. The Holder acknowledges that this Note is made with the Holder in reliance upon the Holder's representation to the Company, which the Holder hereby confirms by executing this Note, that this Note, the Conversion Shares, and any Common Stock issuable upon conversion of the Conversion Shares (collectively, the "Securities") will be acquired for investment for the Holder's own account, not as a nominee or agent (unless otherwise specified on the Holder's signature page hereto), and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Note, the Holder further represents that the Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities. If other than an individual, the Holder also represents it has not been organized solely for the purpose of acquiring the Securities.

Section 5.3        Disclosure of Information; Non-Reliance. The Holder acknowledges that he has received all the information he considers necessary or appropriate to enable him to make an informed decision concerning an investment in the Securities. The Holder further represents that he has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities. The Holder confirms that the Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities. In deciding to purchase the Securities, the Holder is not relying on the advice or recommendations of the Company and has made his own independent decision that the investment in the Securities is suitable and appropriate for the Holder. The Holder understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

Section 5.4        Investment Experience. The Holder is an investor in securities of companies in the development stage and acknowledges that he is able to fend for himself, can bear the economic risk of his investment and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Securities.

Section 5.5       Accredited Investor. The Holder is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. The Holder agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities.

Section 5.6        Restricted Securities. The Holder understands that the SEC has not made Company’s registration effective as of the Issuance Date. As a result, there is material uncertainty concerning if and when the SEC may deem the Company’s registration effective, and this may materially impact the Company’s ability to sell registered freely tradable shares to Holder in the event Holder elects to convert prior to SEC effectiveness. In the event that the SEC does not make Company’s registration effective, or there is a delay in obtaining SEC effectiveness, and Holder elects to convert the principal amount due in this Note into common stock, Holder understands that he will receive "restricted securities" under U.S. federal and applicable state securities laws and that, pursuant to these laws, the Holder must hold the Securities indefinitely unless and until they are registered with the SEC and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Holder acknowledges that whether an exemption from registration or qualification is available, may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Holder's control, and which the Company is under no obligation, and may not be able, to satisfy.

(a)       No Public Market. The Holder understands that no public market now exists for the Securities and that the Company has made no assurances that a public market will ever exist for the Securities.

(b)       No General Solicitation. The Holder has not either directly or indirectly, including through a broker or finder, solicited offers for or offered or sold the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. The Holder acknowledges that neither the Company nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(c)       Investment Experience. Holder understands that his acquisition of the Securities involves substantial risk. Holder has experience as an investor in securities of private companies and companies in the development stage and acknowledges that Holder is able to fend for himself, can bear the economic risk of his investment in the Securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of this investment in the Securities and protecting his own interests in connection with this investment.

(d)       Compliance with Laws. Without in any way limiting the representations set forth above, Holder further agrees not to make any disposition of all or any portion of the Securities, except in compliance with applicable securities laws.

(e)       Legend. It is understood that the certificates evidencing the shares of restricted securities will bear a legend substantially in the form set forth below.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. PURCHASERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

(f)       Disclosure of Information. Holder has received or has had full access to all the information Holder considers necessary or appropriate to make an informed investment decision with respect to the Securities to be acquired by Holder as a result of this Note. Holder further has had an opportunity to ask questions of and receive answers from the management of Company regarding the Securities, and to obtain additional information necessary to verify any information furnished to Holder or to which Holder had access. Further, Holder has undertaken its own review of the business of Company and the wisdom of an investment in the Company Securities. Holder has had the opportunity to review all of the books, records and all SEC filings of Company, including all Company audited financial statements, financial disclosures and risk factors that Company has published concerning its operations. Holder acknowledges being knowledgeable about companies in the development stage, and the risk factors associated with such companies.

ARTICLE VI

MISCELLANEOUS

Section 6.1       Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Note will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties; provided, however, that the Company may not assign its obligations under this Note without the written consent of the Holder. This Note is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Note.

Section 6.2       Choice of Law. This Note, and all matters arising out of or relating to this Note, whether sounding in contract, tort, or statute will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware.

Section 6.3       Counterparts. This Note may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 6.4        Titles and Subtitles. The titles and subtitles used in this Note are included for convenience only and are not to be considered in construing or interpreting this Note.

Section 6.5       Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by email or confirmed facsimile; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto (or to such email address, facsimile number or other address as subsequently modified by written notice given in accordance with this Section 6.5).

Section 6.6       No Finder's Fee. Each party represents that it neither is nor will be obligated to pay any finder's fee, broker's fee or commission in connection with the transactions contemplated by this Note. The Holder agrees to indemnify and to hold the Company harmless from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of the transactions contemplated by this Note (and the costs and expenses of defending against such liability or asserted liability) for which the Holder or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold the Holder harmless from any liability for any commission or compensation in the nature of a finder's or broker's fee arising out of the transactions contemplated by this Note (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

Section 6.7       Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party will be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

Section 6.8       Entire Agreement; Amendments and Waivers. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof. Any term of this Note may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Holder. Any waiver or amendment effected in accordance with this Section 6.8 will be binding upon each future holder of this Note and the Company.

Section 6.9       Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions will be excluded from this Note and the balance of the Note will be interpreted as if such provisions were so excluded and this Note will be enforceable in accordance with its terms.

Section 6.10     Acknowledgment. For the avoidance of doubt, it is acknowledged that the Holder will be entitled to the benefit of all adjustments in the number of shares of the Company's capital stock as a result of any splits, recapitalizations, combinations or other similar transactions affecting the Company's capital stock underlying the Conversion Shares that occur prior to the conversion of this Note.

Section 6.11     Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the terms of this Note and any agreements executed in connection herewith.

Section 6.12      Officers and Directors not Liable. In no event will any officer or director of the Company be liable for any amounts due and payable pursuant to this Note.

Section 6.13     Approval. The Company hereby represents that its board of directors, in the exercise of its fiduciary duty, has approved the Company's execution of this Note based upon a reasonable belief that the principal provided hereunder is appropriate for the Company after reasonable inquiry concerning the Company's financing objectives and financial situation. In addition, the Company hereby represents that it intends to use the principal of this Note primarily for the operations of its business, and not for any personal, family or household purpose.

Section 6.14      Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Dated: December 11, 2019

Luis Lu [HOLDER]

By:	/s/ Luis Michael Lu

Luis Michael Lu

4480 S Rosemary Place
Chandler, AZ 85248
814-335-5274
mdeyes203@hotmail.com

ELECTROMEDICAL TECHNOLOGIES, INC.

By:

Matthew N. Wolfson

President, Chief Executive Officer

Electromedical Technologies, Inc.
16561 N 92ND Street, Suite 101
Scottsdale, AZ 85260
Email: ceo@electromedtech.com
Attention: Mr. Matthew Wolfson